Exhibit 5.1

Arent Fox LLP

1675 Broadway

New York, New York 10019

(212) 484-3900

June 16, 2008

Hill International, Inc.

303 Lippincott Centre

Marlton, New Jersey 08053

Dear Sirs:

We have acted as counsel for Hill International, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer of up to 200,000 shares of common stock, par value $0.0001 per share, of the Company (the “Shares”), issuable under the Hill International, Inc. 2009 Non-employee Director Stock Grant Plan (the “Plan”).

In so acting, we have examined, and relied as to matters of fact upon, the originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company, the Plan, and such other certificates, records, instruments and documents, and have made such other and further investigations, as we have deemed necessary or appropriate to enable us to express the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon the foregoing, we are of the opinion that upon payment, pursuant to the provisions of the Plan, of the purchase price for the Shares purchased thereunder by Plan participants, and the issuance and delivery by the Company of the Shares so purchased pursuant to the provisions of the Plan, the Shares issued thereunder will be legally issued, fully paid and non-assessable.

The issuance of the Shares is subject to the continuing effectiveness of the Registration Statement and the qualification, or exemption from registration, of such Shares under certain state securities laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus filed as part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Arent Fox LLP

Arent Fox LLP